UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2017

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32548	52-2141938
(Commission File Number)	(I.R.S. Employer Identification No.)

21575 Ridgetop Circle, Sterling, Virginia

(Address of principal executive offices)

Registrant’s telephone number, including area code: (571) 434-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On August 8, 2017, NeuStar, Inc. (“Neustar”) completed its previously announced merger (the “Merger”) with Aerial Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Aerial Topco, L.P. (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated as of December 14, 2016, by and among Neustar, Parent and Merger Sub (the “Merger Agreement”). Neustar was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent.

Item 1.02.	Termination of Material Definitive Agreement

In connection with the closing of the Merger, on August 8, 2017, Neustar repaid in full and terminated its Credit Agreement, dated as of January 22, 2013, by and among Neustar, the banks and other financial institutions from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as the administrative agent and as collateral agent, as amended.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of the Merger

As described above in the Introductory Note to this Current Report on Form 8-K, on August 8, 2017, Neustar completed the Merger pursuant to the Merger Agreement and became a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	each share of Neustar Class A common stock and Class B common stock, each with a par value of $0.001 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Merger Sub, Neustar, and certain of their affiliates), was canceled and converted into the right to receive $33.50 in cash, without interest (the “Merger Consideration”);

•	each Neustar stock option, whether or not vested and exercisable, that was outstanding and unexercised immediately prior to the Effective Time was canceled automatically in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Neustar stock option and (ii) the total number of shares of Neustar common stock otherwise issuable upon exercise of such Neustar stock option immediately prior to the Effective Time;

•	each outstanding Neustar restricted stock unit that was subject only to time-based vesting vested in full and was canceled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Neustar common stock subject to such Neustar restricted stock unit award;

•	the performance-based conditions to which each outstanding Neustar restricted stock unit subject to performance-based vesting was deemed satisfied at the target levels for any performance period not completed prior to the consummation of the Merger as specified in the applicable equity plans and award agreements and the resulting number of restricted stock units were canceled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the resulting number of shares of Neustar common stock; and

•	each outstanding share of Neustar restricted stock became fully vested and the restrictions with respect thereto lapsed, and such shares were treated in the Merger in the same manner as the other shares of Neustar common stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The total amount of funds required to complete the Merger and related transactions and pay related fees and expenses was approximately $2.9 billion, which was funded through a combination of equity contributions from funds associated with Golden Gate Private Equity, Inc., an entity affiliated with GIC Special Investments Pte. Ltd. and other co-investors, cash of Neustar, as well as proceeds from debt financing.

Redemption of Senior Notes

In connection with the closing of the Merger, on August 8, 2017, Neustar provided written notice of its election to redeem in full its 4.50% Senior Notes due 2023 (the “Notes”) in accordance with the terms of the related Indenture, dated as of January 22, 2013, by and among Neustar, The Bank of New York Mellon Trust Company, N.A., as trustee, and the subsidiary guarantors party thereto (the “Indenture”). The Notes will be redeemed on September 7, 2017 (the “Redemption Date”), for an aggregate redemption price equal to (i) 100% of the principal amount of the Notes, plus (ii) the applicable premium calculated in accordance with the terms of the Indenture, plus (iii) accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 8, 2017, Neustar notified the New York Stock Exchange (the “NYSE”) that the Merger was completed, and on the same day trading of Neustar common stock on the NYSE was suspended. In addition, on August 8, 2017, Neustar requested that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of Neustar common stock from the NYSE. Neustar intends to file a certification on Form 15 with the SEC requesting that Neustar’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

As a result of the Merger, a change in control of Neustar occurred, and Neustar is now a wholly-owned subsidiary of Parent. Parent is affiliated with investment funds advised by Golden Gate Private Equity, Inc. and an entity affiliated with GIC Special Investments Pte. Ltd. The information set forth under the “Introductory Note” and Items 2.01 and 5.02 hereof are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, each of Paul D. Ballew, James G. Cullen, Joel P. Friedman, Mark N. Greene, Ross K. Ireland, Paul A. Lacouture, Deborah D. Rieman, Michael J. Rowny and Hellene S. Runtagh, resigned from his or her respective position as a member of the Board of Directors of Neustar, and any committee thereof, effective as of the Effective Time. As contemplated by the Merger Agreement, the following individuals became directors of Neustar following the Merger: David C. Dominik and Rishi Chandna. In addition, Lisa A. Hook continues in her role as a director of Neustar.

The officers of Neustar immediately prior to the Effective Time of the Merger continued as officers immediately following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Merger, Neustar’s certificate of incorporation and by-laws were amended and restated so as to read in their entirety as the certificate of incorporation and by-laws that were attached as exhibits to the Merger Agreement. The Fifth Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws of Neustar are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events

On August 8, 2017, Neustar, Golden Gate Private Equity, Inc. and GIC Special Investments Pte. Ltd. issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

Exhibit No.	Title

2.1	Agreement and Plan of Merger, dated as of December 14, 2016, by and among NeuStar, Inc., Aerial Topco, L.P. and Aerial Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to NeuStar, Inc.’s Current Report on Form 8-K filed with the SEC on December 14, 2016)

3.1	Fifth Amended and Restated Certificate of Incorporation of NeuStar, Inc.

3.2	Second Amended and Restated By-Laws of NeuStar, Inc.

99.1	Press Release, dated August 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUSTAR, INC.

Dated: August 8, 2017	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Exhibit Index

Exhibit No.	Title

2.1	Agreement and Plan of Merger, dated as of December 14, 2016, by and among NeuStar, Inc., Aerial Topco, L.P. and Aerial Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to NeuStar, Inc.’s Current Report on Form 8-K filed with the SEC on December 14, 2016)

3.1	Fifth Amended and Restated Certificate of Incorporation of NeuStar, Inc.

3.2	Second Amended and Restated By-Laws of NeuStar, Inc.

99.1	Press Release, dated August 8, 2017